                                                                EXHIBIT 10.51


                             CONFIDENTIAL TREATMENT


               EXHIBIT B TO THE CLINICAL SERVICES MASTER AGREEMENT BETWEEN CUBIST PHARMACEUTICALS, INC. AND IBAH, INC., DATED
                               DECEMBER 1, 1999.


         THIS EXHIBIT B is entered into this 12th day of April, 2000, by and between Cubist Pharmaceuticals, Inc. (hereinafter "Cubist") an IBAH, Inc. (hereinafter "IBAH").

         WHEREAS, Cubist and IBAH entered into a Clinical Services Master Agreement, dated December 1, 1999 (hereinafter the "Master Agreement"), wherein IBAH agreed to provide clinical services and;

         WHEREAS, Cubist and IBAH agree that IBAH shall provide the services set forth in this Exhibit B, subject to the terms and conditions set forth in the Master Agreement;

         NOW, THEREFORE, for good and valuable consideration, and INTENDING TO BE LEGALLY BOUND, Cubist and IBAH agree as follows:

I.       PROJECT PLAN

Based on the Project Specifications, IBAH has provided a description of services to be performed for Cubist's complicated urinary tract infection
(CUTI) Daptomycin Program, Protocol Number DAP00-03 (hereinafter "the Project") and associated costs. Changes made in the Project scope, at any time during the Project, will result in a corresponding adjustment to the Project costs.

A.       PROJECT STATUS TABLE

[     ]*



*Confidential treatment requested: Material has been omitted and filed with the Commission.

II.      PROJECT ROLES AND RESPONSIBILITIES


- -----------------------------------------------------------------------------------------------------------
                                          TASK                                     CUBIST         IBAH
- -----------------------------------------------------------------------------------------------------------
A.        STUDY MANAGEMENT
- -----------------------------------------------------------------------------------------------------------
1.        Facilitate Project Management                                                             X
          o   Program Director [     ]*
          o   International Project Manager [   ]*
          o   CTM [      ]*
- -----------------------------------------------------------------------------------------------------------
2.        Coordinate and conduct team meetings                                        X             X
- -----------------------------------------------------------------------------------------------------------
3.        Standard Operating Procedures (SOPs)                                                      X
- -----------------------------------------------------------------------------------------------------------
4.        Performance tracking                                                                      X
- -----------------------------------------------------------------------------------------------------------
5.        Monitor Project payment schedule                                            X             X
- -----------------------------------------------------------------------------------------------------------
6.        Project problem solving                                                     X             X
- -----------------------------------------------------------------------------------------------------------
7.        Clerical and administrative support                                                       X
          (US - [        ]*)
          International - [       ]*
- -----------------------------------------------------------------------------------------------------------
B.        CLINICAL TRIAL INITIATION
- -----------------------------------------------------------------------------------------------------------
1.        Drug development and study design                                           X
- -----------------------------------------------------------------------------------------------------------
2.        Protocol Development                                                                      X
- -----------------------------------------------------------------------------------------------------------
3.        Patient plan                                                                X
          o   CUTI-[ ]* patients enrolled in U.S./[  ]* patients enrolled
              in International [   ]* patients total
- -----------------------------------------------------------------------------------------------------------
4.        Site plan                                                                                 X
          o   Up to [  ]* Sites U.S.
          o   [  ]*  sites   Internationally  -  Australia,   Belgium,   Czech
              Republic, German Greece Hungary, Poland Russia
- -----------------------------------------------------------------------------------------------------------
5.        CRF design                                                                                X
          o   CUTI -[  ]* estimated pages
- -----------------------------------------------------------------------------------------------------------
6.        CRF logistics (print, bind, and distribute)                                               X
          o   Material,  printing and assembly expenses will be passed through at cost
- -----------------------------------------------------------------------------------------------------------
7.        Investigator identification, recruitment and qualification                                X
- -----------------------------------------------------------------------------------------------------------
8.        Investigator regulatory document management                                               X
          o Protocol Amendments and IRB submissions billed per site
          o Informed Consent Forms development
- -----------------------------------------------------------------------------------------------------------
9.        Certification of Investigator Financial Disclosure                                        X
- -----------------------------------------------------------------------------------------------------------
10.       Investigator agreement negotiation                                                        X
- -----------------------------------------------------------------------------------------------------------
11.       Coordination of investigators meeting                                                     X
          o   One meeting US; Two meetings International
- -----------------------------------------------------------------------------------------------------------
12.       Project team training                                                       X             X
- -----------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.






                                       -3-

- -----------------------------------------------------------------------------------------------------------
                                          TASK                                     CUBIST         IBAH
- -----------------------------------------------------------------------------------------------------------
C.        CLINICAL TRIAL MANAGEMENT
- -----------------------------------------------------------------------------------------------------------
1.        Clinical monitoring                                                                       X
          o   IBAH estimates [  ]*  U.S. qualification visits and  [  ]*
              International one-day qualification visits ([   ]* visits total)
          o   IBAH estimates performance of [   ]* U.S. and [  ]*
              International initiation visits [   ]* visits total
          o   BAH estimates performance of [   ]* U.S. and [  ]*
              International interim visits ([   ]* visits total)
          o   IBAH estimates [ ]* U.S. and [ ]* International close-out
              visits [   ]* visits total
- -----------------------------------------------------------------------------------------------------------
2.        Clinical grant payment administration (Assumes 4 payments per site)                       X
- -----------------------------------------------------------------------------------------------------------
3.        CRF tracking, filing and archiving                                                        X
          o   [  ]*  -US  [  ]*  -   International CRF pages  [  ]*  pages
              total)
- -----------------------------------------------------------------------------------------------------------
4.        Medical monitoring                                                                        X
          o   [      ]* in US
          o   [      ]* in International
- -----------------------------------------------------------------------------------------------------------
5.        Safety review of CRFs                                                                     X
          o   Based on [   ]* cases reviewed
- -----------------------------------------------------------------------------------------------------------
6.        SAE Reporting with Patient Summaries                                                      X
          o   CUTI U.S. [   ]*/International [   ]* [   ]* total)
- -----------------------------------------------------------------------------------------------------------
D.        CLINICAL DATA MANAGEMENT
- -----------------------------------------------------------------------------------------------------------
1.        Project database creation and data entry                                                  X
          Fee based on:
          o   CUT1-   [8,250] CRF from US & [  ]* CRF pages from
              International ([    ]* total)
- -----------------------------------------------------------------------------------------------------------
2.        Case report form review and query resolution                                              X
          Fee based on:
          o   CUTI-   [   ]* CRF from US & [  ]* CRF pages from
              International ([     ]* total)
- -----------------------------------------------------------------------------------------------------------
3.        Dictionary processing of CRFs                                                             X
          o   [   ]* CRFs
- -----------------------------------------------------------------------------------------------------------
4.        Laboratory data processing (central)                                        X             X
          o   Covance
- -----------------------------------------------------------------------------------------------------------
5.        Reconciliation of Safety/Clinical Databases                                               X
- -----------------------------------------------------------------------------------------------------------
6.        Data transfer (standard)                                                                  X
- -----------------------------------------------------------------------------------------------------------
7.        Data security procedures                                                                  X
- -----------------------------------------------------------------------------------------------------------
E.        BIOMETRIC ANALYSIS
- -----------------------------------------------------------------------------------------------------------
1.        o   Statistical analysis                                                                  X
          o   plan-includes one major one minor revision
- -----------------------------------------------------------------------------------------------------------
2.        Randomization                                                                             X
- -----------------------------------------------------------------------------------------------------------
3.        Project data setup and programming of displays                                            X
          o   CUTI  [ ]* primary tables and listings and [ ]* secondary
              tables and listing
- -----------------------------------------------------------------------------------------------------------
4.        Quality control procedures for displays                                                   X
- -----------------------------------------------------------------------------------------------------------
5.        Patient evaluability and outcome assessment                                               X
- -----------------------------------------------------------------------------------------------------------
6.        Interim transfer of listings                                                              X
- -----------------------------------------------------------------------------------------------------------


*Confidential treatment requested: Material has been omitted and filed with the Commission.




                                       -4-


- -----------------------------------------------------------------------------------------------------------
                                          TASK                                     CUBIST         IBAH
- -----------------------------------------------------------------------------------------------------------
7.        Final statistical analysis                                                                X
- -----------------------------------------------------------------------------------------------------------
8.        Statistical support for table preparation                                                 X
- -----------------------------------------------------------------------------------------------------------
9.        Data loading and review                                                                   X
- -----------------------------------------------------------------------------------------------------------
10.       Statistical report
- -----------------------------------------------------------------------------------------------------------
F.        CLINICAL WRITING
- -----------------------------------------------------------------------------------------------------------
1.        Phase III clinical study report-CUTI
          o   [      ]* revision and up to [   ]* brief patient narratives
          o   Fee does not include collation or compilation of appendices
- -----------------------------------------------------------------------------------------------------------

III.     PROJECT TIMELINE

The parties acknowledge that IBAH commenced performance of the Service on or about December 20, 1999. The projected timeline for this Project is as follows:

                           [       ]*

(Rest of page intentionally left blank)


















*Confidential treatment requested: Material has been omitted and filed with the Commission.

IV.      IBAH SERVICES

A.       STUDY MANAGEMENT

         1.       PROGRAM DIRECTOR/INTERNATIONAL PROJECT MANAGER

IBAH's Program Director will coordinate the services being provided by all of the disciplines within IBAH and will act as a single point of contact for Cubist until completion of the Project. The International Project Manager, working in conjunction with the Program Director, will manage the international segment of the Project.

Key responsibilities of these individuals will include the following:

   o Prepare detailed Project timelines and ensuring that the major milestones are met
   o Provide Project status updates
   o Identify and resolve critical Project issues
   o Ensure adequate resource allocation across all functions
   o Oversee Project team meetings
   o Manage Project financial issues

         2.       COUNTRY TRIAL MANAGERS/CLINICAL TRIAL MANAGERS

IBAH's Country Trial Managers will be dedicated to managing the day-to-day clinical trial activity. They will oversee all site and CRA activities within this Project.

Primary responsibilities of these individuals will include the following:

   o Develop case report forms and monitoring guidelines
   o Oversee regulatory document management from each of the investigational sites
   o Review and track CRA activities including scheduling of site visits, site visit reports, monitoring logs, follow-up correspondence, hours worked, routine expense records, and any other pertinent study-related documents
   o Maintain routine contact with all CRAB to ensure the consistency of program communication and work performed
   o Provide ongoing quality control of the CRAs performance throughout the Project Provide Program Director and International Project Manager with periodic status reports including progress of site initiations, status of ongoing site visits, patient enrollment updates, site visit reports, data query rates, and other study-related reports


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         3.       ASSOCIATED MANAGEMENT SUPPORT

IBAH will dedicate clerical/administrative support to the Project. The clerical/administrative fee will cover costs associated with IBAH's services, as well as management and administration associated with this Project. All travel expenses, Federal Express and/or overnight courier services, and telephone costs will be passed through at cost to Cubist.

B.       CLINICAL TRIAL INITIATION

         1.       PROJECT TEAM TRAINING

IBAH will rely on internal and external experts to provide specific therapeutic area training and orientation to the protocol and the CRF prior to study initiation and on an ongoing basis. This training will be designed to ensure that all team members are familiar with the Project requirements and their role within the team. Items discussed at these meetings will include, but will not be limited to:

   o Therapeutic area and clinical development background
   o Protocol and CRF
   o Discussion of therapeutic implications for this study Monitoring guidelines

         2.       CRF DESIGN AND PRINTING

IBAH will work in conjunction with Cubist to design a case report form (CRF) for recording pertinent Study data. Data Management, Biometrics, and the CTM will review the CRF and provide input to ensure all relevant data is captured. A review meeting with Cubist will be held to resolve any design questions or other concerns which may arise. IBAH will provide Cubist with bids from independent printing vendors. CRFs will be sent for printing on 3-part NCR after all issues are resolved and final approval from IBAH and Cubist is received. Estimated fees for CRF materials and printing are based on a per case basis. CRFs will be collated into binders with spines and covers, and a protective NCR foldover will be provided with each CRF binder. Actual materials, printing, assembly, and distribution fees will be passed through to Cubist.




*Confidential treatment requested: Material has been omitted and filed with the Commission.

         3.       IBAH S.T.A.R.T

In order to facilitate rapid study site initiations, IBAH has established IBAH S.T.A.R.T (Study Trial Acceleration Resource Teams) in North America. The study start-up functional areas that are included in this group are Investigator Recruitment, Investigator Document Management, Investigator Agreement Negotiation, and Investigator Meeting Coordination. A Coordinator will head each S.T.A.R.T. team and will work with the Managers to devise and implement a working strategy to promote an expeditious action plan. The goal is to provide sites with a streamlined communication channel for all S.T.A.R.T activities. The International Project Manager and the Country Trial Managers will perform these study start-up activities for the international portion of this Project.

         4.       INVESTIGATOR IDENTIFICATION, RECRUITMENT AND QUALIFICATION

IBAH will collaborate with Cubist to recruit [ ]* U.S. and [ ]* International investigators capable of conducting the Cubist CUTI study. A preliminary telephone interview will be conducted to evaluate a prospective site's interest and potential to meet both patient enrollment and data quality goals for this Project.

After obtaining a signed confidentiality agreement from the prospective investigative sites, IBAH will issue a survey form, customized to the protocol. Additional Project information will be distributed to appropriate investigators who are willing to commit to study participation. The outcome of all evaluations, with a final list of proposed investigators, will be forwarded to Cubist for approval prior to final recruitment.

If it is necessary to assess the site's ability to achieve study enrollment and data quality goals then a comprehensive pre-study evaluation visit will be scheduled with the selected investigator. Once identified as a qualified study site, an investigator regulatory document package will be sent.

         5.       INVESTIGATOR REGULATORY DOCUMENT MANAGEMENT

In coordination with Cubist, IBAH will develop a template of an informed consent form for the Project, ensuring compliance with all local, state, and federal and international regulatory requirements. Regulatory document packages, with letters of instruction, will be mailed to qualified investigative sites. A dedicated tracking process for regulatory document collection will be utilized. Document collection will cover all criteria required under the principles of Good Clinical Practices (GCP) and International Committee for Harmonization
(ICH) guidelines, as well as IBAH Standard Operating Procedures (SOPs). In addition, IBAH S.T.A.R.T., will also collect certification / disclosure information from all investigators and provide this information to Cubist on an ongoing basis.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

IBAH will track the retrieval of documents on an ongoing basis and provide updates to Cubist as requested. IBAH will prepare copies of all appropriate documents, assemble documents and issue an investigator regulatory binder to all sites, including but not limited to:

   o Investigator's Brochure
   o Final Protocol and Sample Copy of the CRF
   o Institutional Review Board (IRB) Approvals of Protocol and Informed Consent Form(s)
   o Laboratory Certification and Normal Ranges
   o Completed FDA Form 1572
   o Investigator Curriculum Vitae
   o Financial Disclosure Certification and/or completed Financial Disclosure
     Form

The binders will be maintained at the sites and reviewed for appropriate updates by CRAs responsible for site management over the course of the study. Certification of Investigator Financial Disclosure will be collected and maintained as agreed upon by IBAH and Cubist. The fee for regulatory document collection, processing, and tracking is based upon the number of sites required for the study. File maintenance and updating will be billed at the rate of [ ]* per site per year after year one. Protocol amendments, which require informed consent revisions and/or IRB re-submission, will be billed at an additional processing fee of [ ]* for each site.

         6.       INVESTIGATOR REGULATORY DOCUMENT COLLECTION (INTERNATIONAL)

STUDY MASTER FILES

In accordance with GCP, IBAH's International staff will:

   o Develop Study Master File according to IBAH SOPS under supervision of the Study Manager
   o Obtain all relevant critical documents for the Project; design an appropriate Critical Document Receipt List as a supporting instrument for the CRAB; review all incoming investigators' documents; approve/reject these documents according to GCP and internal guidelines
   o Maintain file, i.e. proper filing of all incoming papers (investigator documents, site visit reports); file audits to assure the completeness of the documents and to identify missing documents
   o Ship investigator documents to Cubist as required
   o Arrange for archiving of the Study Master File at the end of the Project


*Confidential treatment requested: Material has been omitted and filed with the Commission.

PRE-STUDY APPROVALS

IBAH's Regulatory staff will prepare the necessary pre-study filings with local regulatory authorities for permission to proceed with the clinical trial, as well as follow-up with these local authorities to expedite the review and approval process.

IBAH's Regulatory staff will prepare the dossier (document compilation and submission) and necessary study updates.

Fees are based on IBAH's staff time to prepare the dossier(s) and interact with the regulatory agencies and IRBs. IBAH will also be responsible for translation of documents into the different local languages. In addition, any direct charges (dossier filing fees, travel to meetings at agencies, etc.) will be passed through to Cubist at cost.

         7.       INVESTIGATOR AGREEMENT NEGOTIATION

IBAH will be responsible for the following activities related to negotiating the clinical site contracts:

   o Create an investigator agreement and patient budget
   o Negotiate investigator agreements that satisfy Cubist requirements
   o Handle investigator agreements, approval by Cubist and signature by investigators o Incorporate changes and securing re-approval by Cubist
   o Communicate with IBAH Grants Administration Department when necessary
   o Handle investigator agreement amendments and/or addenda
   o Collect excess grants from sites at study end

Protocol and study amendments, which require investigator agreement revisions, amendments and/or re-negotiation, will be billed at an additional processing fee of [ ]* for each site.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

         8.       COORDINATOR'S AND INVESTIGATOR'S MEETING COORDINATION AND
                  ATTENDANCE

A Meeting Coordinator will be assigned by IBAH to manage all logistics of the U.S. and International meetings and will schedule necessary travel and hotel arrangements. Specific responsibilities will include the following:

   o Identify appropriate location(s) for the meetings
   o Define meeting requirements and outline a meeting agenda
   o Negotiate, organize, and make all hotel arrangements
   o Secure discounted travel arrangements and issue tickets to investigators and study coordinators
   o Prepare necessary meeting materials (e.g., annotated CRFs, presentation materials, etc.)
   o Coordinate presentations
   o Manage administrative aspects associated with the meeting

IBAH's Project Management and Clinical Trial Management staff will be available to conduct or participate in the meetings and will arrive at the location prior to each meeting to assist attendees with any last minute details that may arise.

C.       CLINICAL TRIAL MANAGEMENT .

         1.       CLINICAL MONITORING

IBAH will assign a global team of experienced CRAs to perform pre-study qualification, initiation, interim and closeout site visits. Deployment of CRAB, in terms of number and frequency of visits, will be managed based on Cubist input, geographic location and site-specific enrollment data.

IBAH's site management and monitoring procedures will be performed in accordance with GCP to ensure each investigative site's compliance with regulations and protocol requirements and to enhance expeditious enrollment of appropriate patients into the clinical study. Regulatory documents will be reviewed by the CRA on an ongoing basis during the study conduct phase, including verification of signed informed consent forms and investigator IRB notifications.

Once all regulatory documents and approvals are received, a site initiation visit will be scheduled. During this visit, the CRA will review the study goals, protocol (with particular attention to inclusion/exclusion criteria, enrollment plan/goal, adverse events, primary efficacy variables and GCP compliance), CRF completion, and clinical supply dispensation/accountability will be performed with the investigator and his/her staff.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

The Clinical Monitoring Plan will provide Project specific guidance for source data verification requirements at the project level. This document will be prepared by the Clinical Trial Manager will be signed off by Cubist.

Drug accountability visits will be performed, as well as reconciliation and removal of clinical supplies at study closeout per Cubist's requirements. In general, the CRAs' efforts will be focused on source document verification and expedient data retrieval.

         2.       CLINICAL GRANTS ADMINISTRATION

As a follow-up to the Investigator Agreement negotiation process, an extension of the IBAH contracts group will administer the clinical grant payments to the site. Included in their responsibilities are the following:

   o Process financial records for all of the patients in the study
   o Issue initial and interim payments for each investigator
   o Reconcile all payments to each of the investigators prior to the final payments o Track account administration with IBAH's finance group
   o Maintain W9 forms and all relevant and related government reports
     (U.S. only)

Investigator grants, within parameters defined by Cubist, will be passed through at cost to Cubist. A grant administration fee will be applied, based on the number of sites and payments to be managed throughout the duration of the study.

         3.       CRF TRACKING, FILING AND ARCHIVING

Completed CRFs received from investigative sites, ancillary CRF pages, adverse event documentation, and patient-specific correspondence for each study will be logged in and tracked at IBAH. Of these items, CRFs and answered data queries will be entered page-by-page into a computerized tracking system. Fees reflect logging, copying, filing; and ongoing CRF tracking time. A final, complete page listing and original CRFs will be provided to Cubist upon Project completion. Cubist will be billed for the actual number of pages logged/tracked.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         4.       MEDICAL MONITORING (DURING BUSINESS HOURS)

IBAH's U.S. and International Medical Monitor will oversee the medical aspects of Cubist's clinical program. In addition to acting as medical advisors to the Project Team, the Medical Monitors will be responsible for the following:

   o Project planning
   o Review of clinical documentation (protocol, CRF, sample informed consent form)
   o Project-specific medical training o Evaluate patient eligibility (in conjunction with the Medical Director of Cubist)
   o Participate in team meetings
   o Review study reports, regulatory submissions and study manuscripts

        5.       SAFETY REVIEW OF CRFS

Prior to data entry, a U.S. and International Safety Officer will review all pages of each case, ancillary laboratory pages and all data clarification requests. Cubist will be notified immediately of serious adverse events (SAES) that have not been previously reported by the sites. Notification will occur by telephone, as well as by forwarding to Cubist an SAE form. The SAE form will include details of the SAE obtained from the investigative site and will be sent via facsimile to the designated recipient at Cubist. As follow-up information is obtained by IBAH, the SAE form will be updated and forwarded to Cubist.

         6.       SAE REPORTING WITH INITIAL DESCRIPTIVE SUMMARIES

Within one IBAH business day of receipt, IBAH will forward to Cubist all SAE information received from site personnel or IBAH CRAB. Notification to Cubist will occur via telephone, as well as by forwarding a comprehensive SAE form via facsimile. Cubist will be responsible for reporting SAEs to the FDA. IBAH's International staff will report SAEs to non-U.S. agencies. The fee for SAE reporting includes costs for IBAH to provide all follow-up information and to update SAE forms as necessary. At the time of receipt of the CRF in house SAE reports will be reconciled with the CRF. Cubist will be billed for the actual number of SAE reports.

IBAH will provide initial descriptive patient summaries for all identified serious adverse events. The descriptive narratives will be written from information provided by the investigator on the SAE report forwarded to IBAH at the time of the event. If significant follow-up information becomes available, the narrative will be updated accordingly.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         7.       SAFETY PHONE COVER (INTERNATIONAL)

During business hours, IBAH has a direct number to IBAH's Safety Surveillance Department for receipt of SAE information. During evening hours, weekends and holidays, a designated member of the Safety Surveillance Department are on call via beeper. All return calls to the sites will be made immediately to obtain the necessary SAE information and to determine the necessity of an SAE report.

D.       CLINICAL DATA MANAGEMENT

         1.       DATA MANAGEMENT PLAN

IBAH's Clinical Data Manager will develop a Global Data Management Plan. This plan will include the entry and review guidelines, automated edits checks of the data, dictionary coding procedures, and central laboratory loading procedures. Any other data management tasks requested for this Project will also be outlined in this plan.

         2.       PROJECT DATABASE CREATION

Data screens will be developed by IBAH's programming group on an Open VMS System (Alpha 4100) using Domain/CLINTRIAL(R) software. IBAH's Programmers will develop data-entry screens (i.e., CRF data module designs) that mimic the flow of the CRF, thereby improving the ease and integrity of the data-entry process.

         3.       DATA ENTRY, CASE REPORT FORM REVIEW AND QUERY RESOLUTION

IBAH's data-entry specialists will enter all CRF data utilizing a double-entry method. On-line edit checks will be included to provide additional controls against categorically incorrect data. The dual data-entry strategy will utilize numeric and/or text fields that are entered by one member of the data-entry staff and re-entered on-line by a second member of the staff. Cubist will be billed for the actual number of pages entered.

IBAH will generate protocol-specific guidelines that are reviewed and approved by Cubist. Using these guidelines, IBAH will conduct a detailed quality control (QC) review of the entire CRF through a combination of manual review and electronic edit checks that will identify conflicting, unclear or incomplete data. IBAH's Clinical Data Analysts (CDAs) will perform this review. IBAH's CQA will oversee these activities and may, in its discretion, perform audits to ensure quality as part of this data service deliverable. If data are unclear, conflicting or incomplete, then queries will be generated and transmitted to the investigative site and IBAH"s Client Services Department. All queries (issued and resolved) will be logged into the IBAH tracking system. IBAH's query database will be maintained throughout the Project and can provide Cubist with an up-to-date report on the status of queries on an as-needed basis. Cubist will be billed for the actual number of pages reviewed.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

In addition, each case will be printed as a data listing with 100% verification of critical data fields and text fields against the hard-copy CRF. Also, [ ]*% of the patients will be verified for 100% of the data fields prior to the closing of the database. Standard and protocol-specific edit checks will be created and results of the edit checks will be reviewed by the CDA during the review process and prior to database closure for the generation of queries. All verification will be documented.

         4.       DICTIONARY PROCESSING

IBAH will use MedDRA for coding adverse events and WHO-DRUG for coding medications. A Cubist-modified dictionary can be accommodated at an additional fee to cover loading and validation of Cubist's dictionaries, as well as development of a mapping code. Upon the mutual agreement of the parties, ICD-9 for presenting conditions and diagnoses will be provided at an additional fee.

IBAH will use standard coding conventions for the mapping procedure unless otherwise instructed at the Project start. An additional cost will be incurred by Cubist for changes to coding conventions after Project start. An automated process will be used to map literal text to the corresponding term in the dictionary. Unmapped terms will be researched, coded, and reviewed by a dedicated team. Dictionary reports will be inclusive of automated and manually coded terms and will be reviewed by IBAH's Medical Monitors prior to database closure.

         5.       LABORATORY DATA PROCESSING (CENTRAL)

TRANSFER AND VERIFICATION OF CENTRAL LABORATORY DATA

IBAH will develop the programs needed for conversion and integration of central laboratory data. Central lab data sets will be loaded into the clinical database. Accession numbers from the laboratory hard copy received with the case will be entered into the database. Verification will compare the header data received electronically against the case data including the patient number, lab date, date of birth, gender, patient initials, and lab accession numbers. Discrepancies will be communicated to the central lab and/or Cubist. Full lab panel validation will be performed on [ ]*% of the patients to verify accuracy of the load. IBAH assumes that all laboratory results will be forwarded with the appropriate normal range and flag attached at the record level.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         6.       RECONCILIATION OF THE SAFETY AND CLINICAL DATABASES

IBAH will maintain a safety database for Cubist. The safety database will be reconciled with IBAH's clinical database for the Project prior to database closure. Discrepancies will be queried to the safety surveillance department and to the investigator sites as needed.

         7.       SECURITY PROCEDURES

All files, including data and programming, will be backed-up daily and a complete tape will be sent to secure storage off-site on a weekly basis for disaster recovery. All personnel maintain their own log-on IDs and all passwords are changed monthly. Only authorized personnel have access to databases, which have additional unique access codes. Data access codes are changed upon database review and closure to allow only authorized personnel access to the database.

As part of routine documentation, a controlled procedure will be used to archive two sets of tapes containing all pertinent system files employed in the Project; (i.e., Domain/CLINTRIAL(R) software, data sets, screen modules, SAS programming, and listing files).

         8.       MACHINE PROCESSING AND STORAGE

IBAH's Database Administrator will maintain the integrity of Cubist's clinical database for the duration of the Project estimated at [ ]* months.

E.       BIOMETRICS ANALYSIS AND TABLE GENERATION

         1.       STATISTICAL ANALYSIS PLAN/DESIGN OF TABLE SHELLS

A statistical analysis plan, including operational definition of endpoints to be analyzed, definition of patient subsets (evaluable and intent-to-treat), visit windows, rules for data handling, and a detailed description of statistical methodology, will be prepared for the study. The statistical plan will include a set of formatted shells for all data displays (data listings, summary tables and graphics) planned for the study, which will be prepared with input from the Clinical Writing Department. If formatted data displays are not required, a detailed table of contents of SAS generated data displays will be included. This (analysis) plan will be submitted to Cubist for review and approval sixty days prior to closing the database for analysis.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         2.       RANDOMIZATION

IBAH's Project statistician will generate a randomization schedule according to the study design specified in the protocol. Electronic copies of the randomization will be created for loading into the clinical database at the time of database closure. Electronic and paper copies of the randomization are stored in a secured location in accordance with IBAH SOPs. Fees include verification and review by a senior biostatistician. A randomization list will be distributed to the sites.

         3.       PROJECT DATA SETUP AND PROGRAMMING OF DATA DISPLAYS

Prior to programming actual data displays (data listings, summary tables and graphics), IBAH will develop data display headers and create the status data set and efficacy data set, if needed, which will be used for the data analysis. After approval of the prototype data display formats by Cubist and the IBAH Project Team, IBAH's programming staff will develop the programs required to generate each data display. Programming will be performed using SAS system software, and will incorporate procedure output and customized report writing features. Any changes to data display formats after approval and programming initiation could result in additional charges.

         4.       QUALITY CONTROL PROCEDURES FOR DATA DISPLAYS

IBAH's Biometrics staff will use a combination of independent programming, hand tabulations from supporting listings, and programming verification to ensure the accuracy and completeness of tables, listings, and statistical results. All report data displays will be verified for accuracy and internal consistency among data displays. A quality control binder, including the quality control strategy for each data display and audit trail, will be included in the Project file.

         5.       PATIENT EVALUABILITY AND OUTCOME ASSESSMENT

Patient evaluability, outcome assessment criteria and relevant algorithms will be developed for the Project by IBAH and presented to Cubist for review and approval. These algorithms will be programmed using SAS to identify evaluable patients and outcome assessments. IBAH's Biostatisticians will verify the accuracy of the output with independent programming and review of individual patient data. Final decisions regarding patient evaluability and outcome assessment will require approval by Cubist; these are performed once for each patient.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

Data listings for each patient's evaluability status and outcome assessment will be prepared and submitted to Cubist for classification prior to breaking the blind. Data classification meetings may be held either in person or via teleconference.

         6.       STATISTICAL ANALYSIS

Statistical analysis, in accordance with the approved statistical analysis plan, will be performed by IBAH staff biostatisticians. The analysis includes verification of assumptions needed for statistical inference, determination of investigator-by-treatment interaction, and examination of outlying data points.

Statistical findings which may not be appropriate for the body of a clinical report (e.g., tests for interaction, data distribution issues, etc.), deviations from the planned analyses, and additional exploratory analyses will be included in a statistical appendix to the clinical report. Fees include one major revision and one minor revision.

The Project statistician will also review the clinical reports to ensure appropriate representation of statistical methodology and inference.

         7.       DATA LISTING AUDIT

A percentage of quality-controlled data listings may, at IBAH's discretion, be chosen for an audit. From this, a percentage of patients will be chosen within each selected listing for audit. The data listing information will be verified against the selected patient(s) cases. The audit will take place once the listings are determined to be final by IBAH's Biometrics Department. IBAH's CQA will oversee these activities to ensure quality as part of this service deliverable.

         8.       SUMMARY TABLES AUDIT

Following the generation of tables and listings by IBAH's Biometrics staff, IBAH may, at its discretion, review a proportion of the summary tables, focusing on critical data elements, against the supporting data listings to independently verify the accuracy of the data and consistency of format. IBAH's CQA will oversee these activities to ensure quality as part of this service deliverable.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         9.       DATA TRANSFER

At the conclusion of the study, IBAH will transfer the Project database to Cubist in standard IBAH SAS data sets using IBAH standard naming conventions and format. All variables within these data sets as well as variables in analytical or summary data sets will be clearly labeled, so that SAS CONTENTS will carry clear labels enabling variables to be traced back to CRFs. IBAH will include any and all FORMAT LIBRARIES, SAS MACROS, or MACRO CATALOGS (if applicable) which were used in the analyses. All SAS programs, which generate data displays, listings, tables, graphics, and statistical analyses, will be included in the transfer. Upon the mutual agreement of the parties, customized data transfers, or interim database closes and transfers, will be accommodated on request at an additional fee.

         10.      ITEM 11 PREPARATION FOR FDA

A MAP detailing the origin of each table or data display expressed in terms of both data sets and programs will be included in the transfer, so that each table or display can be traced to the SAS program and SAS data sets from which it was produced. A written definition for computed variables, which may appear in IBAH-created analytical files, or summary files will be included in the transfer. An annotated CRF, which maps to the SAS data sets on a variable by variable level, will be included in the transfer.

F.       CLINICAL WRITING

         1.       PHASE III CLINICAL STUDY REPORTS

Integrated clinical and statistical summaries will be prepared in accordance with ICH guidelines. Draft clinical reports will be generated within [ ]* after receipt of final summary tables and patient listings.

The fee for this report includes up to [ ]* brief patient narratives and one major and one minor revision. [ ]* of the draft report is considered not to take more than [ ]* days after receipt of all requests for changes, and a minor revision will consist of changes that can be completed in [ ]*. This fee does not include collation and assembly of appendices.

Writing fee estimates are based on receipt of final data. If any changes should occur after work on the reports has begun, IBAH assumes that these changes will not impact the production of the report. If database changes occur which require a substantial amount of time [ ]* for rework or repeat quality control, additional fees will be agreed upon with Cubist before proceeding with the reports.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

         2.       CLINICAL AUDIT

IBAH may, at its discretion, perform an audit of the clinical study report. The clinical study report audit will examine the consistency between text and figures quoted in the version of the report agreed upon with Cubist, with those appearing in the statistical tables and listings which accompany the report. This audit will include a review of all sections for format consistency and table of contents cross-reference. In addition, text and figures will be verified against the verified tables/listings and any typographical and grammatical errors that are noted. This audit is performed on the final version, following incorporation of Cubist's comments. IBAH's CQA will oversee these activities to ensure quality as part of this service deliverable.


(Rest of page intentionally left blank)














*Confidential treatment requested: Material has been omitted and filed with the Commission.

V.       FINANCIAL CONSIDERATIONS

A.       UNITED STATES BUDGET

[  ]*

B. INTERNATIONAL BUDGET

[  ]*

C.       PAYMENT SCHEDULES

         1.       INVOICING PROCESS FOR SERVICE FEES

IBAH maintains a project accounting system, whereby all direct project costs (service or passthrough expenses) are coded by project.

An initial payment of [ ]* representing approximately [ ]* of Project costs, is due and payable upon execution of this Exhibit B. Subsequent payments shall be made monthly, based on Project progress and upon submission of an invoice to Cubist by IBAH. The subsequent invoices shall be reduced by a prorated portion from the initial payment such that the initial payment is applied evenly over the term of the Project. All payments shall be processed within [ ]*. If any payment of service fees or pass through expenses is late by more than [ ]*, such payment shall be subject to a penalty fee of [ ]* per month of the outstanding balance.

         2.       PASS THROUGH EXPENSE INVOICING

Grant Payments - IBAH will invoice [ ]* days in advance of grant payments due investigators based on estimates.

IBAH requires payment from Cubist at least [ ]* days in advance of the actual payment to investigators. Payments to investigators will not be released until payments are received by IBAH from Cubist. Upon Cubist's request, IBAH agrees to deposit payments from Cubist into a non-interest bearing bank account. IBAH shall draw upon such account to make the investigator payments. Any remaining funds in the account will be returned to Cubist after the termination of the study, as soon as all contracted obligations to the investigators have been satisfied.

In the event payments from Cubist are insufficient to cover the payments to investigators, Cubist will promptly advance funds to IBAH for the amount of grant payments required.


*Confidential treatment requested: Material has been omitted and filed with the Commission.

IBAH's project accounting system is able to capture and categorize in summary the following key pass-through expenses related to a project:

o   Travel
o   Delivery fees
o   CRF and other printing costs
o All other project related expenses that are not related to service fees and any additional detail to support pass-through costs will be provided on a fee basis.

         3.       ANNUAL PRICE INCREASE

Notwithstanding anything contained herein to the contrary, the estimated Service Fees set forth in this Exhibit B shall remain in effect for the longer of (a) [ ]* from the date hereof, or (b) [ ]* following the date hereof. Thereafter, IBAH reserves the right to increase the price of the remaining Services under this Exhibit B as of each January l; such increases shall not exceed [ ]*.

VI.      SIGNATORY AUTHORITY

The parties acknowledge and agree that Cubist has authorized IBAH to execute all Clinical Study Agreements with investigators in the Project on behalf of Cubist. Cubist understands and acknowledges that it will be bound by the terms of the investigator agreements.

ACCEPTANCE

The terms and conditions of the Master Agreement govern this Exhibit B and such document is incorporated herein by reference as if fully set forth herein.

BY AND BETWEEN:

CUBIST PHARMACEUTICALS, INC.                 IBAH, INC.


By:  /S/ MICHAEL DEBRUIN                     By: /S/ LEONARD F. STIGLIANO
     -------------------                         ------------------------

Name: Michael DeBruin                        Name:  Leonard F. Stigliano

Title: Vice President-Clinical Research      Title:  President, U.S. CRO

Dated: April 2, 2000                         Dated: April 12, 2000




*Confidential treatment requested: Material has been omitted and filed with the Commission.